UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2021

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“RVNC”	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 9, 2021, Revance Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 9, 2021, the Board of Directors (the “Board”) of the Company approved the promotion of Dustin Sjuts, the Company’s Chief Commercial Officer, Aesthetics & Therapeutics, to President, effective as of November 9, 2021 (the “Effective Date”). In this role, Mr. Sjuts will report to Mark J. Foley, the Chief Executive Officer and principal executive officer of the Company. As President, Mr. Sjuts will oversee all Company operations excluding regulatory, technical operations and general and administrative functions.
Mr. Sjuts, age 42, served as the Company’s Chief Commercial Officer, Aesthetics & Therapeutics from December 2019 to November 2021. Mr. Sjuts previously served as the Company’s Head of Commercial, Aesthetics and Therapeutics, from November 2018 to November 2019, and as Vice President, Strategy and Sales from March 2018 to November 2018. Prior to joining the Company, Mr. Sjuts held leadership positions at Nestle Skin Health, including Business Unit Head, China, from January 2017 to April 2018 and Senior Director of Marketing from February 2015 to December 2016. Previously, Mr. Sjuts held positions of increasing responsibility across a range of markets and disciplines with Alphaeon Corporation and Allergan plc, where he was responsible for creating and executing product adoption and sales growth strategies. Mr. Sjuts holds a B.A.Sc. from Illinois State University.
There is no arrangement or understanding between Mr. Sjuts and any other person pursuant to which he was selected as the President of the Company, and there are no family relationships between Mr. Sjuts and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Sjuts has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
In connection with his appointment, effective as of the Effective Date, Mr. Sjuts will receive an annual base salary of $500,000 and an annual target bonus of 60% of his base salary, prorated for the remainder of the year following the Effective Date. The Board also approved the grant of a restricted common stock award of the Company (the “RSA”) with a target total equity value of $500,000. The number of shares of common stock underlying the RSA will be determined by dividing the grant value by the closing stock price of the Company’s common stock on the date of grant. The RSA will vest over a period of three years, with 1/3rd vesting on the date that is one year from the 15th day of the next calendar month following the Effective Date (the “RSA Initial Vesting Date”) and 1/3 vesting on each of the first and second anniversaries of the RSA Initial Vesting Date, subject to Mr. Sjuts’ continued service through the applicable vesting date. The RSA will be governed by the terms of the Company’s 2014 Equity Incentive Plan and the applicable agreements thereunder. As an officer of the Company, Mr. Sjuts will continue to be eligible for severance under the Company’s Amended and Restated Executive Severance Benefit Plan.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
99.1	Press Release dated November 9, 2021
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 9, 2021	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer